Exhibit 99.1
DIRECTOR, EXECUTIVE OF HANOVER CAPITAL
MORTGAGE HOLDINGS, INC. RESIGNS
Edison, NJ, February 15, 2007 — John A. Burchett, Chairman and CEO of the Company, Hanover Capital Mortgage Holdings Inc., announced today the resignation of Joyce S. Mizerak as President of Hanover Capital Partners 2, Ltd., Senior Managing Director of the Company and a member of its Board of Directors. The resignation was effective as of January 31, 2007.
John A. Burchett said, “Joyce was a co-founder of our predecessor firm in 1989. She has been a valued member of our management team and our Board since inception. However, in light of the recent sale of the due diligence business of Hanover Capital Partners 2, Ltd., Joyce has decided to leave the firm to pursue other opportunities. We appreciate Joyce’s contributions to the Company in addition to her seven years of service as President of Hanover Capital Partners. We wish her well in her future endeavors.”
Ms. Mizerak said, “I’m proud of the many things we accomplished at Hanover, however, the successful sale of the due diligence business has provided the opportunity to pursue my other interests in the mortgage industry.”
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2005 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.